Calix Increases Stock Repurchase Authorization by An Additional $125 Million

SAN JOSE, CA—January 28, 2026—Calix, Inc. (NYSE: CALX) today announced that its board of directors increased the authorization to repurchase the Company’s common stock by an additional $125 million under the existing stock repurchase program. The additional authorization announced today will be added to the remaining common stock repurchase authorization which totaled $109.3 million at the end of the fourth quarter of 2025.
Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of the purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations consistent with the Company’s capital allocation strategy. The stock repurchase program does not obligate Calix to purchase any dollar amount or number of shares of common stock and the program may be suspended or discontinued at any time.
About Calix
Calix, Inc. (NYSE: CALX)—Calix delivers the industry’s leading agentic AI cloud and appliance-based platform, purpose-built over two decades with open standards and advanced security so service providers of all types and sizes can transform into experience providers. The platform combines agentic AI, intelligent appliances, and fully integrated managed services with Calix Success and a partner community to simplify operations, engagement, and service, innovate for their consumer, business, and municipal subscribers, and grow their value for members, investors and the communities they serve.
Forward-Looking Statements
This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements relate to, but are not limited to, Calix’s stock repurchase program, are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.
Category: Financial

Investor Inquiries:
Nancy Fazioli
VP, Investor Relations
InvestorRelations@calix.com
(669) 308 3901